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                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                 Date of Report
                (Date of earliest event reported) March 29, 2001
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                           GENERAL MOTORS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




300 Renaissance Center, Detroit, Michigan                    48265-3000
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  (Address of principal executive offices)                   (Zip Code)






Registrant's telephone number, including area code       (313) 556-5000
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ITEM 9. REGULATION FD DISCLOSURE

On March 29, 2001, General Motors Corporation (GM) issued a press release on GM and their subsidiary Hughes Electronics Corporation's (Hughes) evaluation of strategic restructuring alternatives. The release is as follows:


                      GENERAL MOTORS AND HUGHES EVALUATING
                      STRATEGIC RESTRUCTURING ALTERNATIVES

Detroit, Michigan and El Segundo, California., March 29, 2001 --General Motors' President and Chief Executive Officer, Rick Wagoner, said today that "the directors and management of both General Motors and Hughes Electronics continue to evaluate potential restructuring alternatives relating to GM's interest in Hughes that are intended to benefit the businesses of both companies and the holders of both GM's $1-2/3 par value common stock and GM's Class H common stock." He added "GM and Hughes have been evaluating a variety of possible transactions, including a spin-off of Hughes to GM's stockholders, either with or without a related merger, as well as the alternative of maintaining the status quo. We are open to considering strategic investments in Hughes from a broad range of interested parties. Whether and when we might be able to announce a transaction remains uncertain, although it is a very high priority to attain resolution of the matter as promptly as practicable."

Michael T. Smith, Chairman and Chief Executive Officer of Hughes, added that he and his management team are "active participants in the process set up by the GM board and wholly supportive of the effort of the directors of GM and Hughes to thoroughly evaluate all of the alternative transactions under study that could benefit the businesses of GM and Hughes. The process we are going through is complicated by the currently very difficult conditions in the financial markets, but we are dedicated to identifying a course of action which will maximize the value of Hughes and that is fair to holders of both classes of GM common stock," he said.

GM has previously announced that, due to rapid consolidation in the media and telecommunications industries, GM has been considering various alternative strategic transactions involving Hughes and other participants in those industries. GM's objective in this effort is to maximize the enterprise value of Hughes for the long-term benefit of the holders of GM's Class H common stock and $1-2/3 par value common stock while maintaining the financial strength of GM and Hughes. Consistent with the practice it adhered to in the prior separations of EDS (1996) and the Hughes Defense Business (1997), GM's board would only propose to proceed with a transaction relating to Hughes that it is able to determine is in the best interests of GM and Hughes and all of GM's stockholders, and is fair to the holders of both classes of GM common stock and tax free to GM and its stockholders for purposes of U.S. federal income tax.

As noted in previous statements by GM and Hughes, no assurance can be given that any transaction involving Hughes will be proposed, whether with or without another party, or that any conditions applicable to completion of any transaction that is agreed upon, including any stockholder or regulatory approvals, would be satisfied.

Hughes Electronics Corporation is a wholly owned subsidiary of General Motors. The earnings of Hughes are used to calculate the earnings per share attributable to the Class H common stock issued by General Motors Corporation (NYSE: GMH).



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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                                  (Registrant)
Date    March 29, 2001
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                                          By
                                          s/Peter R. Bible
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                                          (Peter R. Bible,
                                           Chief Accounting Officer)